SUB ITEM 77Q1. Exhibits

77Q1(e) Copies of any new or amended Registrant investment advisory contracts:

A copy of the Sub-Advisory Agreement between the Registrant’s adviser Salient Advisors L.P. and Broadmark Asset Management LLC is incorporated by reference as filed as Exhibit (d)(5) with the SEC via EDGAR on April 28, 2017 in Post-Effective Amendment No. 22 to the Registrant’s registration statement on Form N-1A under the 1933 Act and Amendment No. 23 to the Registrant’s registration statement on Form N-1A under the Investment Company Act of 1940, as amended, pursuant to Rule 485(b) of the 1933 Act (Accession No. 0001193125-17-147024).